Exhibit 5.1

February 2, 2011

Masergy Communications, Inc.

2740 North Dallas Parkway, Suite 260

Plano, Texas 75093

Ladies and Gentlemen:

We have acted as counsel to Masergy Communications, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (File No. 333-170229) initially filed with the U.S. Securities and Exchange Commission on October 29, 2010 (as amended and as may subsequently be amended, the “Registration Statement”). The Shares to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the “Firm Shares”, and the Shares to be sold by the selling stockholders identified in the Registration Statement, including Shares to cover over-allotments, if any, pursuant to the Registration Statement, are herein referred to as the “Secondary Shares”. Immediately prior to the closing of the sale of Shares pursuant to the Underwriting Agreement (defined below), certain selling stockholders may exercise warrants (the “Warrant Exercise”) which, as a result of the conversion of the Company’s Series A-1 Preferred Stock into shares of the Company’s common stock as described in the Registration Statement, will entitle them to purchase shares of common stock of the Company (the “Warrant Shares”).

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to these opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that: (a) upon filing by the Company of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which is filed as an exhibit to the Registration Statement, the Firm Shares will be duly and validly authorized for issuance; (b) when issued by the Company in accordance with the terms of the underwriting agreement, a form of which is filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), and the documents contemplated

Attorneys and Counselors

600 Congress Avenue, Suite 200

Austin, Texas 78701

www.milleregan.com

Masergy Communications, Inc.

February 2, 2011

thereby, and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, the Firm Shares will be duly and legally issued, fully paid and nonassessable; (c) other than the Warrant Shares, the Secondary Shares have been duly and validly authorized for issuance and have been duly and legally issued and are fully paid and nonassessable; and (d) the Warrant Shares to be sold by the selling stockholders have been duly and validly authorized and, after the Warrant Exercise in accordance with the terms of the applicable warrant agreements, will be duly and legally issued, fully paid and nonassessable.

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained therein.

Very truly yours,

/s/ Miller, Egan, Molter & Nelson LLP

Miller, Egan, Molter & Nelson LLP